UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2021

CEVA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-49842 (Commission File Number)	77-0556376 (I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 400, Rockville, MD (Address of Principal Executive Offices)	20850 (Zip Code)

(240)-308-8328
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	CEVA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Security Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

2021 Executive Bonus Plan for Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

On February 16, 2021, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of CEVA, Inc. (the “Corporation”) approved a 2021 Executive Bonus Plan (the “2021 Executive Plan”), effective as of January 1, 2021, for Gideon Wertheizer, the Corporation’s Chief Executive Officer, Yaniv Arieli, the Corporation’s Chief Financial Officer, and Michael Boukaya, the Corporation’s Chief Operating Officer.

The Committee believes that the 2021 Executive Plan is an important part of maintaining the overall competitiveness of the Corporation’s executive compensation program and serves as an effective device to motivate its executive officers to achieve the financial and strategic goals and objectives reflected in the Corporation’s annual operating plan, which are designed to further the creation of long-term stockholder value.

Parameters of the 2021 Executive Plan are as follows:

Weighting	Financial Target	Threshold for Receipt of Bonus	Linear Calculation from 90% to 100% of Target	Linear Calculation from 100% to 110% of Target
50%	2021 revenue target approved by the Board (the “2021 Revenue Target”)	90% of 2021 Revenue Target	If the Corporation achieves 95% of the 2021 Revenue Target, 95% of the bonus amount, which is subject to a 40% weighting, would be payable
For both financial targets (i.e. the 2021 Revenue Target and 2021 EPS Target), if actual result exceeds 100% of the target, every 1% increase of the target, up to 110%, would result in an increase of 4% for Mr. Wertheizer and an increase of 2.5% for each of Messrs. Arieli and Boukaya.

50%	Specified 2021 non-GAAP earnings per share approved by the Board (the “2021 EPS Target”)	90% of 2021 EPS Target	If the Corporation achieves 95% of the 2021 EPS Target, 95% of the bonus amount, which is subject to a 40% weighting, would be payable

Under the 2021 Plan, the target annual cash incentive award opportunities for each of Messrs. Wertheizer, Arieli and Boukaya are established as a percentage of each such executive officer's base salary for 2021. The target and maximum award opportunities for Messrs. Wertheizer, Arieli and Boukaya for 2021 are as follows:

Named Executive Officer	Target Award (as a percentage of base salary)	Maximum Award (as a percentage of base salary)
Gideon Wertheizer	70%	110%
Yaniv Arieli	50%	75%
Michael Boukaya	50%	75%

Payment of bonuses (if any) will be made in 2022. Bonuses will be paid in cash in a single lump sum, subject to payroll taxes and tax holdings.

Due to their strategic significance, the Corporation believes that the disclosure of the 2021 Revenue Target and 2021 EPS Target under the 2021 Executive Plan would cause future competitive harm to the Corporation and therefore are not disclosed.

The above is a description of the 2021 Executive Plan provided pursuant to Paragraph 10(iii) to Item 601 of Regulation S-K, which requires a written description of a compensatory plan when there is no formal document containing the compensation information.

2021 Incentive Bonus Plan for EVP, Worldwide Sales

On February 18, 2021, the Corporation entered into a 2021 Incentive Plan (the “Ohana 2021 Plan”) with Issachar Ohana, the Corporation’s Executive Vice President, Worldwide Sales, effective as of January 1, 2021.

In accordance with the Ohana 2021 Plan, his bonus is based on a formula using a specified 2021 annual revenue target multiplied by a specified commission rate. A commission multiplier of 1.0 is applied to the commission rate based on 0% to 100% achievement of the 2021 annual revenue target. A commission multiplier of 1.5 is applied to the commission rate based on the achievement of the 2021 annual revenue target beyond 100%. Mr. Ohana’s bonus based on the achievement of the 2021 annual revenue target is capped at $165,000. In addition, Mr. Ohana is eligible to receive an additional quarterly bonus of $5,000 each if specified quarterly revenue targets based on the 2021 annual revenue target are achieved. Furthermore, Mr. Ohana is eligible to receive an additional bonus of $6,000 each time he successfully executes a new license agreement meeting a certain predetermined royalty per chip and, in some cases, license fee threshold amount with a specified strategic customer. The 2021 strategic account bonus is capped at $30,000 if the Corporation fails to achieve the 2021 annual revenue target but Mr. Ohana would not be subject to any cap if the 2021 annual revenue target is achieved. The commission-based bonus is payable quarterly based on the criteria discussed above and is subject to payroll taxes and tax withholdings.

Due to their strategic significance, the Corporation believes that the disclosure of the 2021 annual revenue target, quarterly revenue targets, commission rate, information relating to the strategic customer accounts and the specified technologies and market industries targeted by the Corporation under the Ohana 2021 Plan would cause competitive harm to the Corporation and therefore are not disclosed.

The foregoing description of the Ohana 2021 Plan is qualified in its entirety by reference to the complete text of the plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2021 Equity Award to the Corporation’s Executive Officers

On February 18, 2021, the Committee granted 5,962, 4,024, 3,577 and 3,577 time-based restricted stock units (“RSU”) to each of Messrs. Wertheizer, Ohana, Arieli and Boukaya pursuant to the Corporation’s 2012 Equity Incentive Plan (the “2012 Plan”). The RSU grants vest 33.4% on February 18, 2022, 33.3% on February 18, 2023 and 33.3% on February 18, 2024.

Also, on February 18, 2021, the Committee granted 8,943, 2,683, 2,385 and 2,385 performance-based stock units (“PSUs”) to each of Messrs. Wertheizer, Ohana, Arieli and Boukaya pursuant to 2012 Plan (collectively, the “Short-Term Executive PSUs”). The performance goals for the Short-Term Executive PSUs with specified weighting are as follows:

Weighting	Goals
50%
Vesting of the full 50% of the PSUs occurs if the Corporation achieves the 2021 license and related revenue target approved by the Board (the “2021 License Revenue Target”). The vesting threshold is achievement of 90% of 2021 License Revenue Target. If the Corporation’s actual result exceeds 90% of the 2021 License Revenue Target, every 1% increase of the 2021 License Revenue Target, up to 110%, would result in an increase of 1% of the eligible PSUs.

50%
Vesting of the full 50% of the PSUs occurs if the Corporation achieves positive total shareholder return whereby the return on the Corporation’s stock for 2021 is greater than the S&P500 index. The vesting threshold is if the return on the Corporation’s stock for 2021 is at least 90% of the S&P500 index. If the return on the Corporation’s stock, in comparison to the S&P500, is above 90% but less than 99% of the S&P500 index, 91% to 99% of the eligible PSUs would be subject to vesting. If the return on the Corporation’s stock exceeds 100% of the S&P500 index, every 1% increase in comparison to the S&P500 index, up to 110%, would result in an increase of 2% of the eligible PSUs.

Additionally, PSUs representing an additional 20%, meaning an additional 1,788, 536, 477 and 477 would be eligible for vesting for each of Messrs. Wertheizer, Ohana, Arieli and Boukaya, respectively, if the performance goals set forth above are exceeded.

Subject to achievement of the thresholds the above performance goals for 2021, the Short-Term Executive PSUs vest 33.4% on February 18, 2022, 33.3% on February 18, 2023 and 33.3% on February 18, 2024.

Amendment to the Employment Agreements For the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

On February 16, 2021, the Committee approved a change to the vacation policy for all employees of the Corporation. Under the vacation policy as revised, instead of accumulating each employee’s balance of any accrued but unused vacation days, the Corporation will pay out any accrued but unused vacation days in excess of two weeks. As part of implementing this new vacation policy, the Corporation will pay out such accrued but unused vacation days in excess of two weeks to each employee. For Messrs. Wertheizer and Arieli, the payment amount is approximately $733,000 and approximately $175,000, respectively, and the Employment Agreement for each of Messrs. Wertheizer and Arieli was amended to reflect payment of such accrued but unused vacation days under the revised vacation policy. Mr. Boukaya did not have any accrued but unused vacation days as of the change in vacation policy.

In addition, the Employment Agreements for each of Messrs. Wertheizer, Arieli and Boukaya were amended to reference a new Israeli law that apply to all employees, including such executives. As of July 1, 2021, the Corporation’s contributions to the severance pay component of such executive’s pension fund shall be in lieu of severance pay, in accordance with Section 14 of the Severance Pay Law, 1963-14, and such executive shall not be entitled to any other additional payments of severance pay with respect the period beginning on such date.

The foregoing description of the amendments to such Employment Agreements is qualified in its entirety by reference to the complete text of such amended agreements, which are attached as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1     2021 Incentive Plan for Issachar Ohana, EVP Worldwide Sales (portions of this exhibit are redacted).

10.2     Amendment, dated February 18, 2021, to the Employment Agreement between the Registrant and Gideon Wertheizer dated as of November 1, 2002.

10.3     Amendment, dated February 18, 2021, to the Employment Agreement between the Registrant and Yaniv Arieli dated as of August 18, 2005.

10.4     Amendment, dated February 18, 2021, to the Employment Agreement between the Registrant and Michael Boukaya dated as of April 4, 2019.

104      Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: February 19, 2021
By:	/s/ Yaniv Arieli
Yaniv Arieli Chief Financial Officer